Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC
ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2014 relating to the financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in ParkerVision, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Jacksonville, Florida
April 7, 2014